                                                                      Exhibit 15

                      [KPMG Peat Marwick LLP Letterhead]


                        INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
Butler Manufacturing Company:

We have reviewed the condensed consolidated balance sheet of Butler Manufacturing Company and subsidiaries as of September 30, 1995 and the related condensed consolidated statements of earnings and cash flows for the three-month and nine-month periods ended September 30, 1995 and 1994. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1994 and the related consolidated statements of earnings and retained earnings and cash flows for the year then ended (not included herein); and in our report dated February 3, 1995, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1994 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

                                                       /s/ KPMG Peat Marwick LLP

October 13, 1995

                                                                      Exhibit 15

                      [KPMG Peat Marwick LLP Letterhead]


The Board of Directors
Butler Manufacturing Company

        RE:     Registration Statement No. 2-55753, 2-36370 and 2-63830


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 13, 1995 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                       /s/ KPMG Peat Marwick LLP

Kansas City, Missouri
October 13, 1995